UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 6, 2025

SPHERE ENTERTAINMENT CO.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-39245	84-3755666
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Pennsylvania Plaza, New York, NY	10121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (725) 258-0001

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A Common Stock	SPHR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Executive Vice President, Chief Financial Officer and Treasurer

The Board of Directors of Sphere Entertainment Co. (the “Company”) appointed Robert Langer, 60, as Executive Vice President, Chief Financial Officer and Treasurer effective as of January 13, 2025.

Mr. Langer was previously employed by The Walt Disney Company (together with its subsidiaries and affiliates, “Disney”), a leading diversified international entertainment and media enterprise, where he most recently served as Global Leader of Enterprise-Wide Financial Planning and Corporate Strategy from 2022 to March 2024. In that role, he led key finance processes and oversaw forecasts, annual budgets and long-range plans, directed the corporate strategy group, orchestrated mergers and acquisitions activities, explored strategic alternatives and oversaw a technology-focused incubator program. He also oversaw certain company-wide functions, including the data analytics group, sourcing and procurement functions and the international labor standards team. Prior to that, Mr. Langer held various financial leadership positions at Disney since 1999, including Chief Financial Officer - Disney ABC Television Group; Country Manager & GM - Germany / Switzerland / Austria (GSA); General Manager - Disney Consumer Products, Europe; Chief Financial Officer - Disney Consumer Products; and Chief Financial Officer - Disneyland Resort. Prior to his time at Disney, Mr. Langer was a Senior Case Leader at The Boston Consulting Group.

Employment Agreement with Robert Langer

In connection with Mr. Langer’s appointment, Mr. Langer and the Company entered into an employment agreement (the “Langer Employment Agreement”), dated as of January 6, 2025. The Langer Employment Agreement provides that Mr. Langer’s employment will commence on January 13, 2025 or such later date as the parties may agree (the “Commencement Date”) and will expire on the third anniversary of the Commencement Date (the “Scheduled Expiration Date”).

The Langer Employment Agreement provides for an annual base salary of not less than $1,000,000 and an annual target bonus equal to not less than 100% of annual base salary. Mr. Langer will be eligible, subject to his continued employment by the Company, to participate in such long-term incentive programs that are made available to similarly situated executives of the Company. It is expected that Mr. Langer will receive one or more annual long-term awards with an aggregate target value of not less than $1,700,000. In addition, Mr. Langer will be entitled to a one-time special award of restricted stock units with an aggregate grant date value of $500,000, granted at the same time equity awards are granted to active employees of the Company (expected to be in February or March 2025) and subject to vesting over three years. Mr. Langer also will be entitled to a one-time special cash payment of $250,000, paid within 30 days after the Commencement Date (the “Special Cash Award”); provided that, if Mr. Langer’s employment with the Company terminates prior to the first anniversary of the Commencement Date as a result of (a) his termination of his employment (other than for “good reason” (as defined in the Langer Employment Agreement) or due to his death or “disability” (as defined in the Company’s long term disability plan)) or (b) an involuntary termination by the Company for “cause” (as defined in the Langer Employment Agreement), then Mr. Langer will be required to refund to the Company a prorated amount of the Special Cash Award on the terms set forth in the Langer Employment Agreement. Mr. Langer will be eligible to participate in the Company’s standard benefits program, subject to meeting the relevant eligibility requirements, payment of required premiums, and the terms of the plans.

If, on or prior to the Scheduled Expiration Date, Mr. Langer’s employment with the Company is terminated (i) by the Company other than for “cause”, or (ii) by Mr. Langer for “good reason” and so long as “cause” does not then exist, then, subject to Mr. Langer’s execution of a separation agreement with the Company, the Company will provide him with the following benefits and rights: (a) a severance payment in an amount determined at the discretion of the Company, but in no event less than two times the sum of Mr. Langer’s annual base salary and annual target bonus; (b) any unpaid annual bonus for the fiscal year prior to the fiscal year in which such termination occurred and a prorated annual bonus for the fiscal year in which such termination occurred; (c) each of Mr. Langer’s outstanding long-term cash awards will immediately vest in full and will be payable to Mr. Langer to the same extent that other similarly situated active executives receive payment; (d) all of the time-based restrictions on each of Mr. Langer’s outstanding restricted stock or restricted stock units will immediately be eliminated and will be payable or deliverable to Mr. Langer subject to satisfaction of any applicable performance criteria; and (e) each of Mr. Langer’s outstanding stock options and stock appreciation awards, if any, will immediately vest.

If Mr. Langer’s employment is terminated due to his death or disability prior to the Scheduled Expiration Date, and at such time cause does not exist, then, subject to execution of a separation agreement (other than in the case of death), he or his estate or beneficiary will be provided with the benefits and rights set forth in clauses (b), (d) and (e) of the preceding paragraph and each of his outstanding long-term cash awards shall immediately vest in full, whether or not subject to performance criteria, and will be payable; provided, that if any such long-term cash award is subject to any performance criteria, then (i) if the measurement period for such performance criteria has not yet been fully completed, then the payment amount will be at the target amount for such award, and (ii) if the measurement period for such performance criteria has already been fully completed, then the payment amount of such award will be at the same time and to the same extent that other similarly situated executives at the Company receive payment as determined by the Compensation Committee of the Board of Directors of the Company (subject to the satisfaction of the applicable performance criteria).

If after the Scheduled Expiration Date, Mr. Langer’s employment is terminated (i) by the Company without cause, (ii) by Mr. Langer for good reason, or (iii) as a result of Mr. Langer’s death or disability and at the time of any such termination cause does not then exist, then subject to execution of a separation agreement, Mr. Langer will be provided with the benefits and rights set forth in clauses (b), (c), (d) and (e) of the second preceding paragraph above.

The Langer Employment Agreement contains certain covenants by Mr. Langer, including a noncompetition agreement that restricts Mr. Langer’s ability to engage in competitive activities until the first anniversary of a termination of his employment with the Company.

The description above is qualified in its entirety by reference to the Langer Employment Agreement, which is attached as Exhibit 10.1 hereto and incorporated into this Item 5.02 by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

10.1	Employment Agreement, dated as of January 6, 2025, between Sphere Entertainment Co. and Robert Langer. †

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

†	This exhibit is a management contract or a compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPHERE ENTERTAINMENT CO.
(Registrant)

By:	/s/ Mark C. Cresitello
Name:	Mark C. Cresitello
Title:	Senior Vice President, Deputy General Counsel and Secretary

Dated: January 8, 2025